Exhibit 99.1
ROHM AND HAAS COMPANY REPORTS FOURTH QUARTER RESULTS
Highlights for the Quarter:
•	Sales down 13%, driven by accelerating market declines that impacted all businesses and regions except Salt

•	Effective financial strategies, pricing actions, proactive cost control and lower raw material costs tempered, but could not offset, decline in demand

•	Adjusted earnings per share, which excludes special items, of $0.69
Philadelphia, PA, February 9, 2009 – Rohm and Haas Company (NYSE:ROH) today reported fourth quarter 2008 sales of $2,030 million, a 13 percent decrease over the same period in 2007, driven by accelerating market declines that impacted all businesses and regions except Salt. The company reported fourth quarter 2008 earnings from continuing operations of $32 million, or $0.17 per share, compared to $180 million, or $0.91 per share, for the fourth quarter of 2007. The quarter’s results include special items totaling $0.52 per share: $0.08 per share in costs associated with the proposed merger with The Dow Chemical Company announced in July; $0.03 per share in costs resulting from the impact of hurricanes on the company’s operations in the quarter; and $0.41 per share in asset impairments and costs resulting from restructuring actions. Adjusted earnings per share, which excludes the special items noted above, were $0.69 compared to $0.90 in the prior-year period.
For full-year 2008, the company reported sales of $9,575 million, an 8 percent increase over 2007, and earnings from continuing operations of $480 million, or $2.44 per share. Adjusted earnings per share were $3.31 for full-year 2008, compared to $3.37 per share for full-year 2007.
“We took proactive steps throughout 2008 to remain competitive despite the challenges of a slowing economy, and our performance reflects these efforts,” said Raj L. Gupta, chairman and chief executive officer of Rohm and Haas Company. “As market conditions continue to weaken, we are implementing additional actions to navigate these difficult times, while remaining focused on positioning our businesses for success when markets recover.”

Gupta added, “Our strong and balanced business platform generated cash flow in excess of $1 billion in 2008, and our solid balance sheet continues to provide Rohm and Haas with strength and stability, even during these challenging times.”

	4th Quarter			Full Year
In millions except per-			%			%
share amounts	2008	2007	Change	2008	2007	Change
Sales	$2,030	$2,343	(13)%	$9,575	$8,897	8%
Earnings from continuing operations	$32	$180	(82)%	$480	$660	(27)%
Diluted earnings per share from continuing operations	$0.17	$0.91	(81)%	$2.44	$3.12	(22)%
Earnings from continuing operations excluding special items*	$136	$178	(24)%	$650	$713	(9)%
Diluted earnings per share excluding special items*	$0.69	$0.90	(23)%	$3.31	$3.37	(2)%
Weighted average common shares outstanding - diluted	196.7	196.8	0%	196.5	211.0	(7)%

*	Non-GAAP measure; see reconciliation in Appendix IV.
FOURTH QUARTER 2008 FINANCIAL SUMMARY
Business and Regional Performance
Business results for Q4 2008 are presented on an adjusted basis below, where earnings for both periods exclude special items. A reconciliation of these adjusted earnings to U.S. GAAP by segment is provided in Appendix IV.

Electronic Materials Group
The Electronic Materials Group comprises two reportable segments which provide materials for use in applications such as telecommunications, consumer electronics and household appliances. Sales for the Electronic Materials Group were $371 million in the fourth quarter of 2008, down 23 percent over the same period in 2007, primarily reflecting a marked deceleration in demand for semiconductor and electronic devices.
Adjusted pre-tax earnings for this Group were $28 million, down 72 percent from 2007, primarily reflecting a significant downturn in demand for semiconductors and electronic devices.
Electronic Technologies
The Electronic Technologies segment is comprised of the company’s Semiconductor Technologies, Circuit Board Technologies and Packaging and Finishing Technologies business units. Sales for the segment of $319 million were down 30 percent, reflecting a pronounced decline in demand across all product lines and regions, driven by a decrease in production of semiconductors and electronic devices. Sales excluding precious metal pass-through were down 28 percent.
•	Semiconductor Technologies sales were down 30 percent versus the same period in 2007, reflecting a sharp decline in demand across all customer segments.

•	Circuit Board Technologies sales were down 21 percent as compared to the same period last year, reflecting substantially lower production levels among customers.

•
Packaging and Finishing Technologies sales decreased 38 percent versus last year, with weakening demand across all segments and lower precious metal pass-through sales. Excluding precious metal pass-through, sales were down 27 percent.

Adjusted pre-tax earnings for this segment of $35 million were down 68 percent from the fourth quarter of 2007, reflecting substantially lower demand.

Display Technologies
In June 2007, the company acquired the assets of Eastman Kodak Company’s Light Management Films technology business, which produces advanced films that improve the brightness and efficiency of liquid crystal displays (LCD). On November 30, 2007, the company completed the formation of SKC Haas Display Films, a majority-owned joint venture with SKC, Inc., of South Korea for the development, manufacture and marketing of advanced optical and functional films used in the displays industry. On April 4, 2008, the company acquired Gracel Display, Inc., a leading developer and manufacturer of Organic Light Emitting Diode (OLED) materials. These businesses, along with process-related materials also used in the displays industry previously included as part of the Semiconductor Technologies unit, form the Display Technologies reportable segment.
Display Technologies sales were $52 million in the quarter, compared to $30 million in the prior-year period. Acquisitions more than offset sharply lower demand, which resulted from lower production by LCD panel customers. The segment reported an adjusted pre-tax loss of $7 million in the quarter, flat to the prior-year period, reflecting the impact of acquisitions offset by lower demand and pricing.
Specialty Materials Group
The Specialty Materials Group comprises three business units and represents the majority of the company’s chemical business, serving a broad range of end-use markets. Net sales for this Group of $974 million were down 17 percent from the prior-year period, primarily due to decreased demand in all regions as well as unfavorable currencies, partially offset by prior pricing actions and the impact of acquisitions.
Adjusted pre-tax earnings for this Group were $31 million, down 68 percent from 2007. The impact of softer demand, higher raw material and energy costs, and the negative operating impact of volume shortfalls were partially offset by prior pricing actions.
The results for Specialty Materials are reported under the three separate reportable segments as follows:

Paint and Coatings Materials
Sales for the Paint and Coatings Materials business were $413 million, a decrease of 12 percent over the same period in 2007, largely driven by a decrease in demand across all regions and unfavorable currencies, partially offset by prior pricing actions and the impact of an acquisition.
Adjusted pre-tax earnings of $19 million in the fourth quarter of 2008 were down 60 percent compared to the same period last year. The decrease in demand, higher raw material and energy costs and the unfavorable impact of currencies were partially offset by prior pricing actions.
Packaging and Building Materials
Packaging and Building Materials sales were $344 million, down 24 percent over the same period in 2007, reflecting a decrease in demand in all regions and unfavorable currencies, partially offset by prior pricing actions.
The segment reported an adjusted pre-tax loss of $6 million in the quarter, compared to adjusted pre-tax earnings of $31 million in the prior-year period. The decrease in demand, the negative operating impact of volume shortfalls, unfavorable currencies and higher raw material costs were partially offset by prior pricing actions.
Primary Materials
Primary Materials sales were $427 million, a decrease of 14 percent over the same period in 2007. Primary Materials results include sales to our internal downstream monomer-consuming businesses, along with sales to third-party customers of Monomers, Dispersants and Industrial and Household Polymers. Third-party sales were down 14 percent compared to the prior-year period, reflecting decreased demand and unfavorable currencies, partially offset by prior pricing actions. Captive volumes were down 21 percent.
Adjusted pre-tax earnings of $18 million in the fourth quarter of 2008 were down 5 percent compared to the fourth quarter of 2007. Lower demand was partially offset by the favorable selling price/raw material relationship.

Performance Materials Group
Sales for the Performance Materials Group were $284 million in the quarter, down 12 percent over the same period last year, reflecting decreased demand across all business lines except AgroFresh.
Process Chemicals and Biocides sales were down 12 percent over the same period last year, reflecting decreased demand and unfavorable currencies, partially offset by prior pricing actions.
Powder Coatings sales were down 22 percent compared to the same period in 2007, primarily driven by decreased demand and unfavorable currencies, partially offset by prior pricing actions.
Adjusted pre-tax earnings for the Performance Materials Group were $31 million for the fourth quarter of 2008, down 30 percent versus the prior-year period. Decreased demand, unfavorable currencies and higher raw material costs were partially offset by prior pricing actions.
Salt
Salt sales of $401 million were up 10 percent compared to the same period a year ago, primarily driven by continued improvement in product line management.
Adjusted pre-tax earnings for the Salt business in the quarter were $103 million, up $50 million versus the prior-year period. Favorable business conditions and the successful implementation of the Salt business’s strategic road map continued to boost earnings.

Regional Performance
Sales were down versus the prior-year period in all regions, reflecting market weakness worldwide. RDEs were down 16 percent over the same period last year, and represented 25 percent of total company sales.

	4th Quarter Sales
			%
In millions	2008	2007	Change
North America Region	$1,027	$1,117	(8)%
Europe, Middle East and Africa Region	$445	$550	(19)%
Asia Pacific Region	$454	$565	(20)%
Latin America Region	$104	$111	(6)%

TOTAL	$2,030	$2,343	(13)%

Rapidly Developing Economies (RDEs)	$498	$593	(16)%

*	RDEs include all countries in the company’s defined Latin America Region; Central and Eastern Europe and Turkey; and the Asia Pacific Region excluding Japan, Australia and New Zealand.
Corporate
Adjusted Corporate expense of $60 million was down $16 million versus the prior-year period. The decrease was largely due to lower shared service costs and interest expense.
INCOME STATEMENT AND OTHER HIGHLIGHTS
Gross profit of $523 million in the quarter was down 18 percent from the same period in 2007. Pricing actions and proactive cost control were more than offset by the decline in demand and unfavorable currencies.
Selling and administrative expense was $265 million, down 11 percent over the same period last year, largely attributable to lower shared services expenses resulting from strict cost-control efforts, reduced employee bonus payments in-line with company performance and the favorable impact of currencies.

Research and development expense of $83 million was the same as last year.
Interest expense for the quarter was $40 million, down $3 million from the same period in 2007.
Other expense for the quarter was $36 million, up $52 million from last year, primarily reflecting the costs associated with the proposed merger with The Dow Chemical Company, the negative impact of hedging activities and the unfavorable impact of currencies.
The company recorded an income tax benefit of $34 million for the fourth quarter of 2008, reflecting a revised full-year effective tax rate of 13.7 percent, compared to an effective tax rate of 23.4 percent for the full-year of 2007. The underlying tax rate for 2008 was significantly lower than expected, primarily due to lower-than-expected earnings in the U.S., where the company’s tax rate is higher, and lower taxes on foreign earnings. Additional tax benefits were also recognized during the quarter as a result of the reinstitution of the research and experimentation tax credit in the U.S.
For 2008, net cash provided by operating activities was $1,040 million, up $77 million from 2007. Net debt at the end of December 31, 2008 was $3,052 million, an increase of $23 million from year-end 2007.
In June 2008 and January 2009, the company announced plans to adjust its operations and cost structure to reflect the slowing economy and widespread market weakness. Good progress was made in implementing the first set of actions announced in June 2008, primarily impacting operations in North America. These initiatives, which included a 30 percent reduction of installed capacity in the North American emulsions network, as well as other site closings and reductions, are expected to generate approximate pre-tax annual run-rate savings of $110 million in 2010, with less than half of the benefit realized in 2009.
The second set of actions, announced in January 2009, was designed to build on these efforts, in order to mitigate the impact of continued market weakness worldwide. These initiatives affect all regions and businesses within the company except Salt, and are expected to be completed predominantly in 2009, delivering pre-tax run-rate savings of approximately $90 million in 2010.

Further information related to these results is available through the Investors section of the company’s website, www.rohmhaas.com.
# # #
Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties and are subject to change based on various factors. These factors include, but are not limited to (1) the cost of raw materials, natural gas, and other energy sources, and the ability to achieve price increases to offset such cost increases, (2) development of operational efficiencies; (3) changes in foreign currencies; (4) changes in interest rates; (5) the continued timely development and acceptance of new products and services; (6) the impact of competitive products and pricing; (7) the impact of new accounting standards; (8) assessments for asset impairments; (9) the impact of tax and other legislation and regulation in the jurisdictions in which the company operates; (10) the impact of any developments related to the pending transaction between Rohm and Haas and The Dow Chemical Company, including the related litigation; (11) the risk that pending transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the pending transaction with The Dow Chemical Company; and (12) the possibility that Rohm and Haas may be adversely affected by other economic, business, and/or competitive factors. Many of these factors are beyond Rohm and Haas’s ability to control or predict. Actual results could vary materially from those expressed or implied in the forward-looking statement. Further information about these and other risks can be found in the company’s SEC 10-K filing of February 21, 2008, and updated in the 8-K filing on June 6, 2008. This press release speaks only as of its date. Rohm and Haas is under no duty to update this information.
Copies of all recent SEC filings, and additional information about Rohm and Haas, are available through our web site: www.rohmhaas.com
About Rohm and Haas Company
Leading the way since 1909, Rohm and Haas is a global pioneer in the creation and development of innovative technologies and solutions for the specialty materials industry. The company’s technologies are found in a wide range of industries including: Building and Construction, Electronics and Electronic Devices, Household Goods and Personal Care, Packaging and Paper, Transportation, Pharmaceutical and Medical,

Water, Food and Food Related, and Industrial Process. Innovative Rohm and Haas technologies and solutions help to improve life every day, around the world. Based in Philadelphia, PA, the company generated annual sales of approximately $9.6 billion in 2008. Visit www.rohmhaas.com for more information. imagine the possibilities™

CONTACTS:	Investor Relations	Media Relations
	Andrew Sandifer	Emily Riley
	Director, Investor Relations	Corporate Communications
	+1-215-592-2714	+1-215-592-3644
	investors@rohmhaas.com	eriley@rohmhaas.com

Rohm and Haas Company and Subsidiaries
Consolidated Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			Percent			Percent
	2008	2007	Change	2008	2007	Change
Net sales	$2,030	$2,343	-13%	$9,575	$8,897	8%
Cost of goods sold	1,507	1,703	-12%	7,165	6,430	11%

Gross profit	523	640	-18%	2,410	2,467	-2%

Selling and administrative expense	265	298		1,138	1,091
Research and development expense	83	83		327	296
Interest expense	40	43		164	120
Amortization of intangibles	15	15		63	57
Restructuring and asset impairments	97	—		199	28
Pension judgment	—	—		—	65
Share of affiliate earnings, net	1	5		97	22
Other expense (income), net	36	(16)		55	(48)

(Loss) earnings from continuing operations before income taxes and minority interest	(12)	222		561	880
Income tax (benefit) expense	(34)	38		77	206
Minority interest	(10)	4		4	14

Net earnings from continuing operations	$32	$180		$480	$660

Net earnings from discontinued operation	—	—		2	1

Net earnings	$32	$180		$482	$661

Basic net earnings per share:
Net earnings from continuing operations	0.17	0.93		2.48	3.17
Net earnings from discontinued operation	—	—		0.01	0.01

Net earnings	$0.17	$0.93		$2.49	$3.18

Diluted net earnings per share:
Net earnings from continuing operations	0.17	0.91		2.44	3.12
Net earnings from discontinued operation	—	—		0.01	0.01

Net earnings	$0.17	$0.91		$2.45	$3.13

Weighted average common shares outstanding — basic:	193.8	193.6		193.6	207.8
Weighted average common shares outstanding — diluted:	196.7	196.8		196.5	211.0

Other Data:
Capital spending	$154	$178		$520	$454
Depreciation expense	$119	$103		$467	$412

Appendix I
Rohm and Haas Company and Subsidiaries
(in millions)
(unaudited)
Net Sales by Business Segment and Region

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2008	2007		2008	2007
Business Segment
Electronic Technologies	$319	$454	-30%	$1,654	$1,666	-1%
Display Technologies	52	30	73%	284	45	531%

Electronic Materials Group	$371	$484	-23%	$1,938	$1,711	13%
Paint and Coatings Materials	413	468	-12%	2,217	2,120	5%
Packaging and Building Materials	344	453	-24%	1,807	1,826	-1%
Primary Materials	427	494	-14%	2,367	2,078	14%
Elimination of Intersegment Sales	(210)	(243)	-14%	(1,222)	(1,103)	11%

Specialty Materials Group	$974	$1,172	-17%	$5,169	$4,921	5%
Performance Materials Group	284	323	-12%	1,248	1,205	4%
Salt	401	364	10%	1,220	1,060	15%

Total	$2,030	$2,343	-13%	$9,575	$8,897	8%

Customer Location
North America	$1,027	$1,117	-8%	$4,402	$4,297	2%
Europe	445	550	-19%	2,408	2,241	7%
Asia-Pacific	454	565	-20%	2,313	1,973	17%
Latin America	104	111	-6%	452	386	17%

Total	$2,030	$2,343	-13%	$9,575	$8,897	8%

Pre-Tax Earnings (Loss) from Continuing Operations by Business Segment

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2008	2007		2008	2007
Business Segment
Electronic Technologies	$13	$110	-88%	$390	$410	-5%
Display Technologies	(10)	(8)	25%	(40)	(23)	74%

Electronic Materials Group	$3	$102	-97%	$350	$387	-10%
Paint and Coatings Materials	(14)	48	-129%	169	323	-48%
Packaging and Building Materials	(33)	31	-206%	55	161	-66%
Primary Materials	17	19	-11%	82	108	-24%

Specialty Materials Group	$(30)	$98	-131%	$306	$592	-48%
Performance Materials Group	12	45	-73%	117	132	-11%
Salt	95	53	79%	177	115	54%
Corporate	(92)	(76)	21%	(389)	(346)	12%

Total	$(12)	$222	-105%	$561	$880	-36%

Prior to 2008, our Business Segment results were reported on an after-tax basis.
See Form 8-K, filed June 6, 2008 for presentation of prior year Business Segment results on a pre-tax basis.

Appendix II
Rohm and Haas Company and Subsidiaries
(in millions)
(unaudited)
Provision for Restructuring and Asset Impairments by Business Segment
Pre-tax

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Business Segment
Electronic Technologies	$20	$1	$27	$(2)
Display Technologies	3	1	8	4

Electronic Materials Group	$23	$2	$35	$2
Paint and Coating Materials	27	(1)	67	1
Packaging and Building Materials	23	—	39	2
Primary Materials	—	—	1	—

Specialty Materials Group	$50	$(1)	$107	$3
Performance Materials Group	19	(1)	29	9
Salt	—	—	3	—
Corporate	5	—	25	14

Total	$97	$—	$199	$28

After-tax

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Business Segment
Electronic Technologies	$14	$—	$19	$(2)
Display Technologies	3	1	6	3

Electronic Materials Group	$17	$1	$25	$1
Paint and Coating Materials	21	—	48	1
Packaging and Building Materials	16	—	27	1
Primary Materials	1	—	1	—

Specialty Materials Group	$38	$—	$76	$2
Performance Materials Group	14	(1)	21	6
Salt	—	—	2	—
Corporate	4	—	18	10

Total	$73	$—	$142	$19

EBITDA (1) by Business Segment
Due to the varying impacts of debt, interest rates, acquisition related amortization, asset impairments and effective tax rates, EBITDA is calculated to facilitate comparisons between Rohm and Haas Company and its competitors. EBITDA is not a measurement recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Furthermore, this measure may not be consistent with similar measures presented by other companies.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Business Segment
Electronic Technologies	$42	$132	$486	$488
Display Technologies	(6)	(6)	(22)	(16)

Electronic Materials Group	$36	$126	$464	$472
Paint and Coating Materials	14	63	262	383
Packaging and Building Materials	(10)	48	143	229
Primary Materials	35	40	158	190

Specialty Materials Group	$39	$151	$563	$802
Performance Materials Group	30	61	189	206
Salt	117	77	270	204
Corporate	(42)	(29)	(189)	(191)

Total	$180	$386	$1,297	$1,493

(1)	EBITDA is defined as Earnings from Continuing Operations Before Interest, Taxes, Depreciation and Amortization, Asset Impairments and Minority Interest.

Appendix III
Rohm and Haas Company and Subsidiaries
(unaudited)
Change in Net Sales by Business Segment and Region

	Three Months Ended
	December 31, 2008
	Demand	Price	Currency	Other*		Total
Business Segment
Electronic Technologies	%	(29)%	(2)%	2%	(1)%	(30)
Display Technologies		(45)	(5)	(5)	128	73
Electronic Materials Group		(30)	(3)	1	9	(23)
Paint and Coatings Materials		(19)	9	(3)	1	(12)
Packaging and Building Materials		(25)	6	(4)	(1)	(24)
Primary Materials (3rd Party)		(17)	9	(4)	(2)	(14)
Specialty Materials Group		(21)	7	(4)	1	(17)
Performance Materials Group		(11)	3	(3)	(1)	(12)
Salt		—	14	(4)	—	10
Total	%	(18)%	6%	(3)%	2%	(13)

Customer Location
North America	%	(16)%	10%	(2)%	—%	(8)
Europe, Middle East and Africa		(15)	3	(9)	2	(19)
Asia-Pacific		(26)	(1)	2	5	(20)
Latin America		(15)	11	(1)	(1)	(6)
Total	%	(18)%	6%	(3)%	2%	(13)

*	Other includes items such as the acquisitions (e.g. the November 2007 acquisition of our share of SKC Co. Ltd.), divestitures and rounding.

Appendix IV
Rohm and Haas Company and Subsidiaries
(in millions, except share amounts in thousands)
(unaudited)
Reconciliation of EBITDA to Earnings from Continuing Operations

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
EBITDA	$180	$386	$1,297	$1,493
Asset Impairments	18	3	42	24
Interest expense	40	43	164	120
Income taxes	(34)	38	77	206
Depreciation expense	119	103	467	412
Amortization of finite-lived intangibles	15	15	63	57
Minority Interest	(10)	4	4	14

Earnings from Continuing Operations	$32	$180	$480	$660

(1)	EBITDA is defined as Earnings from Continuing Operations Before Asset Impairments, Interest, Taxes, Depreciation and Amortization and Minority Interest.
Non GAAP Reconciliation of Adjusted Pre-Tax Earnings

			Add: Restructuring,		Add: Operating Impact of
	Pre-Tax Earnings		Asset Impairments &		Hurricane (2008) /		Add: Dow Transaction		Pre-Tax Earnings
	As Reported		Accelerated Depreciation		Sale of UP Chemical (2007)		Related Costs		Adjusted
	Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended
	December 31,		December 31,		December 31,		December 31,		December 31,
	2008	2007	2008	2007	2008	2007	2008	2007	2008	2007
Business Segment
Electronic Technologies	$13	$110	$22	$1	$—	$(3)	$—	$—	$35	$108	-68%
Display Technologies	(10)	(8)	3	1	—	—	—	—	(7)	(7)	0%

Electronic Materials Group	$3	$102	$25	$2	$—	$(3)	$—	$—	$28	$101	-72%
Paint and Coatings Materials	(14)	48	33	(1)	—	—	—	—	19	47	-60%
Packaging and Building Materials	(33)	31	27	—	—	—	—	—	(6)	31	-119%
Primary Materials	17	19	—	—	1	—	—	—	18	19	-5%

Specialty Materials Group	$(30)	$98	$60	$(1)	$1	$—	$—	$—	$31	$97	-68%
Performance Materials Group	12	45	19	(1)	—	—	—	—	31	44	-30%
Salt	95	53	—	—	8	—	—	—	103	53	94%
Corporate	(92)	(76)	5	—	—	—	27	—	(60)	(76)	-21%

Total	$(12)	$222	$109	$—	$9	$(3)	$27	$—	$133	$219	-39%

					Add: Operating Impact of
			Add: Restructuring,		Hurricane (2008) /
	Pre-Tax Earnings		Asset Impairments &		Sale of UP Chemical /		Add: Dow Transaction		Pre-Tax Earnings
	As Reported		Accelerated Depreciation		Pension Adjustment (2007)		Related Costs		Adjusted
	Twelve Months Ended		Twelve Months Ended		Twelve Months Ended		Twelve Months Ended		Twelve Months Ended
	December 31,		December 31,		December 31,		December 31,		December 31,
	2008	2007	2008	2007	2008	2007	2008	2007	2008	2007
Business Segment
Electronic Technologies	$390	$410	$31	$(2)	$(87)	$(13)	$1	$—	$335	$395	-15%
Display Technologies	(40)	(23)	8	4	—	—	—	—	(32)	(19)	68%

Electronic Materials Group	$350	$387	$39	$2	$(87)	$(13)	$1	$—	$303	$376	-19%
Paint and Coatings Materials	169	323	85	1	—	—	2	—	256	324	-21%
Packaging and Building Materials	55	161	48	2	—	—	—	—	103	163	-37%
Primary Materials	82	108	2	—	19	—	—	—	103	108	-5%

Specialty Materials Group	$306	$592	$135	$3	$19	$—	$2	$—	$462	$595	-22%
Performance Materials Group	117	132	29	9	1	—	1	—	148	141	5%
Salt	177	115	3	* -	9	—	—	—	189	115	64%
Corporate	(389)	(346)	25	14	—	65	50	—	(314)	(267)	18%

Total	$561	$880	$231	$28	$(58)	$52	$54	$—	$788	$960	-18%

*	Salt 2008 asset impairments of $3 million relate to the impact of the hurricane.
Prior to 2008, our Business Segment results were reported on an after-tax basis. See Form 8-K, filed June 6, 2008 for presentation of prior year Business Segment results on a pre-tax basis.
Non GAAP Reconciliation of Adjusted EPS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Net earnings from continuing operations	$32	$180	$480	$660
Restructuring, asset impairment and accelerated depreciation, net of taxes of $28, $0, $68 and $9, respectively	81	—	163	19
Impact of hurricane, pension adjustment and sale of UP Chemical, net of taxes of $3, $(1), $(30) and $18, respectively	6	(2)	(28)	34
Dow transaction related costs, net of taxes of $10, $0, $19 and $0, respectively	17	—	35	—

Earnings from continuing operations excluding restructuring, asset impairments accelerated depreciation, the impact of hurricanes, pension adjustment, sale of UP Chemical and Dow transaction related costs, net of tax	$136	$178	$650	$713

Diluted earning per share from continuing operations	0.17	0.91	2.44	3.12
Restructuring, asset impairment and accelerated depreciation, net of tax	0.41	—	0.83	0.09
Impact of hurricane, sale of UP Chemical and pension adjustment, net of tax	0.03	(0.01)	(0.14)	0.16
Dow transaction related costs, net of tax	0.08	—	0.18	—

Earnings from continuing operations excluding restructuring, asset impairments accelerated depreciation, the impact of hurricanes and Dow transaction related costs, net of tax	$0.69	$0.90	$3.31	$3.37

Weighted average common shares outstanding — diluted	196.7	196.8	196.5	211.0